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                                                                     Exhibit 5.1



                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                                               JOHN A JOHN ARNOT
                                                                      WILSON
                                                                      RETIRED


                               September 21, 2000

Solectron Corporation
777 Gibraltar Drive
Milpitas, California  95035

        RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Solectron Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about September 21, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 57,705 shares of the Company's Common Stock (the "Shares"), reserved for issuance under the Form of Bluegum Group Pty Limited Executive Service Agreement and the Form of Letter Agreement (collectively the "Plans").

        As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plans and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plans and the sale and issuance of the Shares pursuant to the Plans.

        In our opinion, the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                          Very truly yours,

                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI